EXHIBIT 23.2

Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 13, 2003, in Amendment No. 1 to the Registration Statement (Form S-1) and related Prospectus of salesforce.com, inc. for the registration of shares of its common stock.

/s/    ERNST & YOUNG LLP

Palo Alto, California

January 23, 2004